5.4 LICENSOR DEBENTURE

“CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS, WHICH ARE IDENTIFIED BY ***.”

STAMPED TO SECURE US$ 2,500,000.00

BARBADOS:

THIS DEBENTURE is dated the  day of                                            , 2007 and made BETWEEN:

(1)

INNEXUS BIOTECHNOLOGY INTERNATIONAL LIMITED a company incorporated and registered under the provisions of the Companies Act CAP 308 of the Laws of Barbados as Company No. 11693, and licensed as an international business company under the International Business Companies Act, and whose registered office is situate at Parker House, Wildey Business Park, Wildey Road, St. Michael, Barbados in this Island (the “Company”) and

(2)

RP DYNAMIC CROSS LINKING LP., an ***********************   organized under the laws of **************** and having an office at *** *************************************************************

                                                    (hereinafter called the “Secured Party”)

WHEREAS:

(1)

By an agreement dated the                            day of April, 2007 (the “License Agreement”) and made between the Secured Party, the Company and InNexus Bioscience (Barbados) Inc. (the “Licensee”) the Company (as Licensor) granted to the Licensee an exclusive ********************************************  ********************* license or sublicense (as the case may be), ***********  *********************************** in and to all of its right, title and interest under the Licensed Patents, Licensed Know-How and Licensed Regulatory Exclusivity Periods, in the Field (the “License”).

(2)

By a Purchase Agreement and a Royalty Agreement each of which is dated the       day of April, 2007 and made between the Licensee and the Secured Party (the “Licensee Agreements”) the Secured Party agreed ************************* ******************************************************************** ******************************************************************** ***************************************************************

(3)

The Company has guaranteed and agreed to secure to the Secured Party the prompt and punctual performance of any obligation incurred by the Licensee to pay damages and other obligations as set forth in the Purchase Agreement to the Secured Party arising from the breach by the Company of its obligations under the License Agreement.

(4)

For the purpose of securing its obligations to the Secured Party under the License Agreement the Company has agreed to enter into this Debenture on the terms hereinafter appearing.

NOW THIS DEED WITNESSES as follows:

1.

COVENANT TO PAY

1.1

The Company hereby COVENANTS that it will on demand pay and discharge the Secured Liabilities when due to the Secured Party, provided however that recourse for the Company’s obligations will be limited to the Charged Assets, as defined below. For the purposes of this Debenture, the term “Secured Liabilities” means all monies, obligations and liabilities whether actual or contingent now or hereafter due owing or incurred to the Secured Party by the Company and/or the Licensee in any manner whatsoever (whether alone or jointly and in whatever style name or form and whether as principal or surety) including without limitation any liability arising under the Licensee Agreements to pay to the Secured Party liquidated damages computed in accordance with the provisions of the Licensee Agreements in respect of any loss or damage suffered by the Secured Party as a consequence of the Company’s breach of the License Agreement together with interest to date of payment at the rate set forth in Section 2.7 of the Royalty Agreement (the “Interest Rate”) at such rates and upon such terms as may from time to time be agreed or in the absence of agreement at such rate or rates as may be specified in, or prescribed by the Secured Party pursuant to, the Licensee Agreements and all reasonable commission fees and other charges and all reasonable legal and other costs charges and expenses incurred by the Secured Party in relation to the creation or enforcement of this security or the assets hereby charged on a full indemnity basis.  A reference in this deed to “Secured Liabilities” shall be deemed to include a reference to any part thereof.

1.2

The Secured Party shall cease to be under any further commitment to the Company and the Secured Liabilities shall immediately become due and payable on demand on the occurrence of a Rejection Event as defined in the Licensee Agreements.

1.3

The Company hereby covenants immediately to notify the Secured Party in writing of the occurrence of any Rejection Event or of the occurrence of any event which with the lapse of time or giving of notice would or may constitute a Rejection Event.

2.

INTEREST

2.1

The Company shall pay commission interest fees and charges to date of payment (as well after as before any demand or judgment or the liquidation or administration of the Company) at the rates and upon the terms set out in the Licensee Agreements or at such other rates as may from time to time be agreed between the Company and the Secured Party in writing.

3.

CHARGING CLAUSE

The Company as beneficial owner hereby charges to the Secured Party as a continuing security for the payment and discharge of the Secured Liabilities the intellectual property rights specified in Schedule 1 (the “Charged Assets”), provided that, notwithstanding any other provision herein the Charged Assets shall for all purposes be deemed to exclude ****************************************  ******************************************************************** ******************************************************************** ******************************************************************** ******************************************************************** ******************************************************************** ******************************************************************** save and except for such rights as may be necessary for the Company to well and truly perform its obligations under the License Agreement

3.1

The charge hereby created shall be a fixed first charge.

3.2

Any charge hereafter created in respect of the Charged Assets (otherwise than in favour of the Secured Party) without the prior approval of the Secured Party shall be expressed to be subject to this security.

4.

COVENANTS

4.1

The Company hereby covenants with the Secured Party that during the continuance of this security the Company will at all times:

(a)

conduct and carry on its business in a proper and efficient manner and not make any substantial alteration in the nature of or mode of conduct of that business and keep or cause to be kept proper books of account relating to such business;

(b)

observe and perform all covenants and stipulations from time to time affecting the Intellectual Property and all other industrial or intangible property or any licence or ancillary or connected rights or benefits from time to time relating to the Intellectual Property and preserve maintain and renew when necessary or desirable all such licences and rights;

(c)

punctually pay and indemnify the Secured Party and any receiver appointed by it against all existing and future rent rates taxes duties charges assessments impositions and outgoings whatsoever (whether imposed by agreement statute or otherwise and whether in the nature of capital or revenue) now or at any time during the continuance of this security payable in respect of the Charged Assets or any part thereof or by the owner or occupier thereof. If any such sums shall be paid by the Secured Party or by any such receiver the same shall be repaid by the Company on demand with interest at the Interest Rate;

(d)

not (without the prior consent in writing of the Secured Party) transfer sell lease or dispose of any Charged Assets to any subsidiary affiliate or holding company (as defined by the Companies Act, CAP 308) of the Company or of any such third party or any subsidiary of any such holding company save on terms previously approved in writing by the Secured Party; and

(e)

not do or cause or permit to be done anything which may in any material way depreciate jeopardize or otherwise prejudice the value to the Secured Party of the Charged Assets and not (without the prior consent in writing of the Secured Party) incur any expenditure or liabilities of an exceptional or unusual nature;

4.2

The Company hereby covenants that it will not without the prior consent in writing of the Secured Party:

(a)

create or attempt to create or permit to subsist any mortgage debenture charge or pledge upon or permit any lien or other encumbrance (save for a lien arising by operation of law in the ordinary course of trading) to arise on or affect the Charged Assets or any part thereof;

(b)

sell assign discount factor pledge charge or otherwise dispose of the Charged Assets or any part thereof or deal with the same; or

(c)

part with possession of transfer sell lease or otherwise dispose of the Charged Assets or any part thereof or attempt or agree so to do.

4.3

The Secured Party covenants that notwithstanding anything contained herein or in any other agreement, whether written or verbal, between the Company and the Secured Party, the Company shall not be prevented or restricted in any way from licensing, charging, using, disposing of or otherwise dealing with or using any rights in, to or pursuant to the Patent or Dynamic Cross Linking Technology (a “Disposition”) provided that:

(a)

such Disposition is limited to applications and uses outside of the Field (as that term is defined in the License Agreement)

5.

FURTHER ASSURANCE

5.1

The Company shall at any time if and when required by the Secured Party execute such further legal or other mortgages fixed or floating charges or assignments in favour of the Secured Party as the Secured Party shall from time to time require over the Charged Assets to secure the payment and discharge of the Secured Liabilities or to facilitate the realization of the Charged Assets or the exercise of the powers conferred on the Secured Party or a receiver appointed by it such further mortgages charges or assignments to be prepared by or on behalf of the Secured Party at the cost of the Company and to contain an immediate power of sale without notice a clause excluding s 103(1), s 108 and the restrictions contained in s 111 of the Property Act, CAP 236 and such other clauses for the benefit of the Secured Party as the Secured Party may reasonably require.

6.

POWERS OF THE SECURED PARTY

6.1

At any time after the Secured Party shall have demanded payment of the Secured Liabilities or if requested by the Company the Secured Party may exercise without further notice and without the restrictions contained in s 111 of the Property Act, CAP 236 and whether or not it shall have appointed a receiver all the powers conferred on mortgagees by the Property Act, CAP 236 as hereby varied or extended and all the powers and discretions hereby conferred either expressly or by reference on a receiver appointed hereunder.

6.2

Sections 103(1) and 108 of the Property Act, CAP 236 shall not apply to this security or to any security given to the Secured Party pursuant hereto.

7.

APPOINTMENT AND POWERS OF RECEIVER

7.1

At any time after the Secured Party shall have demanded payment of the Secured Liabilities or if requested by the Company the Secured Party may in writing under its Common Seal or under the hand of any Director or Manager, General Manager or Assistant General Manager of the Secured Party appoint any person to be a receiver of the Charged Assets or any part thereof (with power to authorize any joint receiver to exercise any power independently of any other joint receiver and may from time to time fix his or their remuneration and may (subject to obtaining any necessary Court order) remove any receiver so appointed and appoint another in his place.  A receiver so appointed shall be the agent of the Company and the Company shall be solely responsible for his acts or defaults and for his remuneration and such receiver so appointed shall have all the powers conferred from time to time on receivers by statute and in the case of the powers conferred by the Property Act, CAP 236 without the restrictions contained in s 111 of the Act and in addition power on behalf and at the cost of the Company (notwithstanding liquidation of the Company) to do or omit to do anything which the Company could do or omit to do in relation to the Charged Assets or any part thereof and in particular (but without limitation) any such receiver may:

(a)

take possession of collect get in and give receipts binding on the Company for all or any of the Charged Assets and bring defend or discontinue any proceedings or submit to arbitration in the name of the Company or otherwise as may seem expedient to him;

(b)

without the restrictions imposed by s 111 of the Property Act, CAP 236 or the need to observe any of the provisions of sections 109 and 110 of such Act sell by public auction or private contract, grant licences or otherwise dispose of or deal with all or any of the Charged Assets (subject always to section 3.01) or concur in so doing in such manner for such consideration and generally on such terms and conditions as he may think fit with full power to sell transfer or deal with such Charged Assets in the name and on behalf of the Company or otherwise and so that covenants and contractual obligations may be granted and assumed in the name of and so as to bind the Company (or other the estate owner) if he shall consider it necessary or expedient so to do.  Any such sale transfer licence or disposition may be for cash debentures or other obligations, shares stock securities or other valuable consideration and be payable immediately or by installments spread over such period as he shall think fit and so that any consideration received or receivable shall ipso facto forthwith be and become charged with the payment of the Secured Liabilities.

(c)

promote the formation of companies with a view to the same purchasing leasing licensing or otherwise acquiring interests in all or any of the Charged Assets or otherwise, arrange for such companies to trade or cease to trade and to purchase lease licence or otherwise acquire all or any of the Charged Assets on such terms and conditions whether or not including payment by installments secured or unsecured as he may think fit;

(d)

make any arrangement or compromise allow time for payment or enter into abandon cancel or disregard any contracts which he shall think expedient;

(e)

sign any document execute any deed and do all such other acts and things as may be considered by him to be incidental or conducive to any of the matters or powers aforesaid or to the realization of the Secured Party's security and use the name of the Company for all the above purposes.

7.2

All money received by the Secured Party or by any receiver appointed by the Secured Party in the exercise of any powers conferred by this Debenture shall be applied after the discharge of the remuneration and reasonable expenses of such receiver and all liabilities having priority thereto in or towards satisfaction of such of the Secured Liabilities and in such order as the Secured Party in its absolute discretion may from time to time conclusively determine (save that the Secured Party may credit the same to a suspense account for so long and in such manner as the Secured Party may from time to time determine and the receiver may retain the same for such period as he and the Secured Party consider expedient).

7.3

No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Secured Party or any receiver appointed by it to exercise any of the powers hereby conferred has arisen or not or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

7.4

The Company hereby covenants with the Secured Party on demand to pay all costs charges and expenses incurred by the Secured Party or by any such receiver or which it or he shall properly incur in or about the enforcement preservation or attempted preservation of this security or of the Charged Assets or any of them on a full indemnity basis with interest at the Interest Rate from the date of payment by the Secured Party or such receiver.  Any such receiver shall be entitled to remuneration appropriate to the work and responsibilities involved upon the basis of charging from time to time adopted by such receiver in accordance with the current practice of his firm.

7.5

Neither the Secured Party nor any such receiver shall be liable to account as mortgagee in possession in respect of all or any of the Charged Assets nor be liable for any loss upon realization or for any neglect or default of any nature whatsoever in connection therewith for which a mortgagee in possession may be liable as such.

7.6

The Company hereby agrees to indemnify both the Secured Party and any such receiver against all losses actions claims expenses demands and liabilities whether in contract tort or otherwise now or hereafter incurred by it or him or by any manager agent officer or employee for whose liability act or omission it or he may be answerable for anything done or omitted in the exercise or purported exercise of the powers herein contained or occasioned by any breach by the Company of any of its covenants or other obligations to the Secured Party.  The Company shall so indemnify the Secured Party and any such receiver on demand and shall pay interest on the sums demanded at the Interest Rate.

8.

POWER OF ATTORNEY

8.1

The Company by way of security hereby irrevocably appoints the Secured Party and the persons deriving title under it and separately any receiver appointed hereunder severally to be its attorney in its name and on its behalf and as its act and deed or otherwise to execute and complete any documents which the Secured Party may require for perfecting its title to or for vesting the Charged Assets both present and future in the Secured Party or its nominees or in any purchaser and otherwise generally to sign seal deliver and otherwise perfect any such legal or other mortgage charge or assignment referred to in Clause 5 and all such deeds and documents and to do all such acts and things as may be required for the full exercise of the powers hereby conferred including any sale lease disposition realization or getting in of the Charged Assets and this appointment shall operate as a general power of attorney.  The Company hereby covenants with the Secured Party and separately with any such receiver to ratify and confirm any deed document act and thing and all transactions which any such attorney may lawfully execute or do.

9.

EXCLUSION OF THE COMPANY'S POWERS OF LEASING ETC

9.1

During the continuance of this security the statutory and any other powers of leasing letting entering into agreements for leases or lettings and accepting or agreeing to accept surrenders of leases or tenancies shall not in relation to the Charged Assets or any part thereof be exercisable by the Company nor shall the Company part with possession of the same or any part thereof nor (save as is provided in clause 3.03(c) hereof) confer any licence right or interest to occupy nor grant any licence or permission to assign underlet or part with possession of the same or any part thereof nor agree suffer or permit any variation or addition to the terms of any such lease tenancy or licence without in every such case obtaining the prior consent in writing of the Secured Party under the hand of a Director or Manager, General Manager or Assistant General Manager of the Secured Party.

10.

CONTINUING SECURITY

10.1

This security shall be a continuing security notwithstanding any settlement of account or other matter whatsoever and is in addition to and shall not merge with or otherwise prejudice or affect any contractual or other right or remedy or any guarantee lien pledge bill note mortgage or other security (whether created by the deposit of documents or otherwise) now or hereafter held by or available to the Secured Party and shall not be in any way prejudiced or affected thereby or by the invalidity thereof or by the Secured Party now or hereafter dealing with exchanging releasing varying or abstaining from perfecting or enforcing any of the same or any rights which it may now or hereafter have or giving time for payment or indulgence or compounding with any other person liable.

11.

AMOUNT SECURED

11.1

The amount to be secured by this Debenture shall be unlimited. This Debenture shall be stamped in the first instance with stamp duty covering an aggregate indebtedness of the amount stated in Schedule 2, and the Company hereby agrees that the Secured Party shall be and is hereby empowered at any time or times hereafter (without further licence of consent of the Company) to affix additional stamp duty hereon covering any sum or sums by which the said indebtedness may exceed the said sum, it being the intent of these presents that until its discharge in writing by the Secured Party, any charge hereby created shall be a continuing security for payment and discharge of the Secured Liabilities.  All legal costs, charges and expenses incurred by the Secured Party in connection with such increase of stamp duty shall be deemed to be properly incurred by the Secured Party and shall be repaid by the Company to the Secured Party on demand, and unless repaid shall carry interest at the Default Rate from the date of demand, and until payment shall be a charge on the Charged Assets.

11.2

Without prejudice to the right of the Secured Party under Clause 11.1 the Company will at all times and from time to time duly stamp this Debenture in accordance with the intent of Clause 11.1 and shall procure that such statement of the charge hereby created or such amended particulars thereof in such form as the Secured Party may reasonably require are duly lodged with the Registrar of Companies pursuant to s 237 of the Companies Act, CAP 308.

12.

CURRENCY CLAUSES

12.1

All moneys received or held by the Secured Party or by a receiver under this Debenture may from time to time after demand has been made by the Secured Party be converted into such other currency as the Secured Party considers necessary or desirable to cover the obligations and liabilities actual or contingent of the Company in that other currency at the then prevailing spot rate of exchange of DGM Bank & Trust Inc.  for purchasing that other currency with the existing currency.

12.2

If and to the extent that the Company fails to pay the amount due on demand the Secured Party may in its absolute discretion without notice to the Company purchase at any time thereafter so much of any currency as the Secured Party considers necessary or desirable to cover the obligations and liabilities of the Company in such currency hereby secured at the then prevailing spot rate of exchange of DGM Bank & Trust Inc. for purchasing such currency and the Company hereby agrees to indemnify the Secured Party against the full cost incurred by the Secured Party for such purchase.

12.3

No payment to the Secured Party (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Company in respect of which it was made unless and until the Secured Party shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability actual or contingent expressed in that currency the Secured Party shall have a further separate cause of action against the Company and shall be entitled to enforce the charges hereby created to recover the amount of the shortfall.

13.

MISCELLANEOUS

13.1

No failure or delay by the Secured Party in exercising any right or remedy shall operate as a waiver thereof nor shall any single or partial exercise or waiver of any right or remedy preclude its further exercise or the exercise of any other right or remedy.

13.2

Each of the provisions of this Debenture is severable and distinct from the others and if at any time one or more of such provisions is or becomes invalid illegal or unenforceable, the validity legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

13.3

It is hereby certified that neither the execution of this Debenture nor the creation of the charges herein contained contravenes any of the provisions of the Articles of Incorporation or By-laws of the Company.

13.4

Any notice or demand for payment by the Secured Party hereunder shall without prejudice to any other effective mode of making the same be deemed to have been properly served on the Company if served on any one of the directors or on the secretary of the Company or delivered or sent by first class letter post telex cable or fax to the Company at its registered office or at any of its principal places of business.  Any such notice or demand sent by first class letter post shall if posted before the last scheduled collection of letters from the place of posting on any day be deemed to have been served on the addressee at 10 a.m. on the next business day following the day of posting notwithstanding that it be undelivered or returned undelivered and in proving such service it shall be sufficient to prove that the notice or demand was properly addressed and posted.  Any notice or demand sent by telex cable or fax on a business day shall be deemed to have been served at the time of dispatch. Any such notice or demand or any certificate as to the amount at any time secured hereby shall be conclusive and binding upon the Company if signed by an officer of the Secured Party.

13.5

In this Debenture the headings to clauses are for convenience only and have no legal effect and references to clauses and schedules are to clauses and schedules of this Debenture unless otherwise stated.

13.6

In this Debenture the expressions the “Company” and the “Secured Party” where the context admits include their respective successors and assigns whether immediate or derivative and the expression 'receiver' includes a receiver and manager. Any appointment or removal of a receiver under Clause 7 and any consents hereunder may be made or given by writing signed or sealed by any such successors or assigns and the Company hereby irrevocably appoints each of the same to be its attorney in the terms and for the purposes set out in Clause 8.

13.7

Any change in the constitution of the Secured Party or its absorption in or amalgamation with any other person or the acquisition of all or part of its undertaking by any other person shall not in any way prejudice or affect its rights hereunder.

13.8

The Company acknowledges and agrees that in the event of any discrepancy between any term of this Debenture and any term of the License Agreement, the terms of this Debenture shall apply and take precedence.

13.9

Capitalised terms not otherwise defined in this Debenture shall derive their meaning from the definitions thereof contained in the License Agreement.

13.10

This Debenture shall be governed by and interpreted in accordance with Barbados law.

IN WITNESS whereof this Debenture has been executed by the Company under seal and the Secured Party has executed this Debenture the day and year first hereinbefore written.

SCHEDULE 1

INTELLECTUAL PROPERTY RIGHTS

******************************************************************** ******************************************************************** ******************************************************************** ******************************************************************** ******************************************************************** ******************************************************************** ******************************************************************** ******************************************************************** ******************************************************************** ********************************************************************  ******************************************************************** ******************************************************************** ******

(A)

************************************************************** ************************************************************** ************************************************************** ************************************************************** ************************************************************** **************************************************************

(B)

************************************************************** **************************************************************  ************************************************************** ************************************************************** **************************************************************  ************************************************************** *********

(C)

************************************************************** **************************************************************  ************************************************************** *********

(D)

****************************

(E)

************************************************************** **

*****************************************************

(a)

************************************************************** **************************************************************  ************************************************************** *********

(b)

************************************************************** **************************************************************  ************************************************************** ************************************************************** **************************************************************  ************************************************************** ********************************

(c)

************************************************************** **************************************************************  ********************************

 (d)

************************************************************** **************************************************************  ********************************

(e)

************************************************************** **************************************************************

**************************************************************  ********************************

SCHEDULE 2

Amount stamped to secure:

Two million five hundred thousand dollars currency of the United States of America (US$2,500,000.00)

(SIGNATURES APPEAR ON THE FOLLOWING PAGE)

5.4 LICENSOR DEBENTURE

5.4 LICENSOR DEBENTURE

5.4 LICENSOR DEBENTURE

5.4 LICENSOR DEBENTURE

(SIGNATURE PAGE – COMPANY)

THE COMMON SEAL of INNEXUS BIOTECHNOLOGY INTERNATIONAL LIMITED was hereunto affixed pursuant to a resolution of its Board in the presence of:	) ) ) )

Witness:

Name:

Residential Address:

Occupation:

(SIGNATURE PAGE – SECURED PARTY)

EXECUTED AS A DEED by RP DYNAMIC CROSS LINKING LP. by RP DCL LLC , its general partner in the presence of:	) ) ) )	_______________________________ Pablo Legorreta Chief Executive Officer

NOTARY

I,                                                           of

a Notary Public in and for                                        do hereby CERTIFY that on the          day             of                     2007 personally appeared before me a male person who identified himself to be                                            PABLO LEGORRETA one of the authorized signatories  of RP DYNAMIC CROSS LINKING LP by RP DCL LLC, its general partner and the signatory to the within written Debenture and did in my presence sign the same as and for their voluntary act and deed.

IN TESTIMONY WHEREOF I have hereunto set and subscribed by name and affixed my seal of office this          day of                                     2007.

_______________________________________

NOTARY PUBLIC